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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant   [X]

         Filed by a party other than the registrant   [ ]

         Check the appropriate box:

         [ ]      Preliminary proxy statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [ ]      Definitive proxy statement

         [X]      Definitive additional materials

         [ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                (Name of registrant as specified in its charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                                               -----------------------------
                  (2)      Aggregate number of securities to which transaction
                           applies:
                                   -------------------------------------------

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                -------------------------------------------

                  (4)      Proposed maximum aggregate value of
                           transaction:
                                       -------------------------------------

                  (5)      Total fee paid:
                                          -----------------------------------
         [ ]      Fee paid previously with preliminary materials.

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:
                                                  -----------------------------

                  (2)      Form, schedule or registration statement
                           no.:
                               -----------------------------------------------

                  (3)      Filing party:
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                  (4)      Date filed:
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July 16, 1998

RE:  Questions Regarding Proxy Vote for General Partner Substitution


Dear Limited Partner:

We have received a number of inquiries regarding the proxy vote that was mailed to you recently. Of the ballots received to date from holders of 30% of the partnership units, 90% have voted in favor of the proposed transfer. The following answers to some of the questions received may be helpful to some of the investors.

WOULD THIS CHANGE THE STATUS OF MY LIMITED PARTNERSHIP UNITS? No, all the structure and benefits of the limited partnership structure remain in place including but not limited to subordination of fees, acquisition preferences and preferences upon sale.

WHY ARE THE EXISTING GENERAL PARTNERS RECEIVING PAYMENTS AND IS THE PARTNERSHIP PAYING FOR ANY OF THE payments? Captec Net Lease Realty, Inc. (CNLR) is using its own capital to purchase the general partner interests of the Partnership. The Partnership is not contributing towards the purchase price, nor is it paying any of the costs of the transaction. In purchasing the general partner interests, CNLR will receive all future income due to the general partner. The existing general partners are being paid by CNLR for the value of this future income.

WHY IS THE TRANSACTION EFFECTIVE AS OF JANUARY 1, 1998? The proposal has been in process since last fall. The purchase price was based on an anticipated close date of January 1. However, it took many more months than anticipated to complete the required SEC review of the proxy.

Thank you for your interest. If you have already returned your proxy ballot, thank you for your participation. If you have any other questions, please contact your registered representative or our investor services department at 888-422-7832. Please remember that for the substitution to take place for the financially stronger general partner, we must receive your positive vote. If you do not mail your ballot by July 27, it is the same as a no vote.

Sincerely,



Thomas B. Jahncke
Senior Vice President